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EXHIBIT 99.1


LOBECK STEPS DOWN AS PRESIDENT OF AUTONATION RENTAL GROUP; AUTONATION CFO TO LEAD DIVISION ON INTERIM BASIS

FORT LAUDERDALE, Fla., Aug. 27 /PRNewswire/ -- AutoNation, Inc. (NYSE: AN) announced today that William E. Lobeck will step down as President of the Company's Automotive Rental Group, effective immediately. The Company said that the rental group, which includes National Car Rental, Alamo Rent-A-Car and CarTemps USA, will report to AutoNation's Chief Financial Officer, Michael S. Karsner, 41, until Lobeck's permanent successor is named.

The Company also said that a search for Lobeck's successor has begun.

AutoNation announced on August 2, 1999 that its Board of Directors has approved a plan to separate the Automotive Rental Group from the Company's automotive retail operations. The Company said today that it continues to examine a range of strategic alternatives regarding the final form of separation.

AutoNation, Inc. is the world's largest automotive retailer, with 412 automotive franchises and/or 42 AutoNation USA used vehicle megastores in 24 states. The Company also operates the world's largest virtual dealership with more than 270 websites offering the largest selection of new and used vehicles on the Internet.

SOURCE  AUTONATION, INC.
CO: AUTONATION, INC.